Exhibit 99.1

FOR IMMEDIATE RELEASE

Agenus and Zydus Lifesciences Enter $141M Strategic Collaboration to Advance BOT/BAL, Expand Zydus’ Biologics Manufacturing in the US

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$75M upfront payment to Agenus for the transfer of manufacturing assets
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$50M of contingent payments to Agenus
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Exclusive license for BOT/BAL in India and Sri Lanka
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$16M equity investment at $7.50 per share

LEXINGTON, Mass– June 3, 2025 Agenus Inc. (Nasdaq: AGEN), a leader in immuno-oncology innovation, today announced it has signed definitive partnership agreements with Zydus Lifesciences Ltd. (NSE: ZYDUSLIFE), including its subsidiaries/affiliates, hereafter referred to as “Zydus,” designed to accelerate clinical development, scale global manufacturing, and expand patient access to botensilimab and balstilimab (BOT/BAL).

The strategic collaboration includes an exchange of Agenus’ state-of-the-art biologics CMC facilities in Emeryville, CA and Berkeley, CA for upfront consideration of $75M; Agenus to receive up to an additional $50M in contingent payments triggered by BOT/BAL production orders. Zydus, an India-based multinational pharmaceutical company with over 27,000 employees and operations in 55 countries, will launch a BioCDMO business using the facilities as their flagship U.S. sites to provide biologics contract manufacturing services to biopharmaceutical companies globally.

Agenus will become Zydus’ first BioCDMO customer through an exclusive manufacturing agreement for BOT/BAL to ensure the combination regimen’s BLA and launch readiness needs. This collaboration enables Agenus to unlock the value of its manufacturing assets and secure strategic capital to drive BOT/BAL toward global regulatory engagement and commercialization.

Agenus will also grant Zydus an exclusive license to develop and commercialize BOT and BAL in India and Sri Lanka, capitalizing on Zydus’ established local market presence and infrastructure. Zydus will pay Agenus a 5 percent royalty on net sales in those countries.

In a demonstration of mutual commitment, Zydus will also make a strategic equity investment in Agenus by purchasing approximately 2.1 million shares of common stock at $7.50 per share, totaling approximately $16 million in gross proceeds. Agenus intends to

Exhibit 99.1

apply the net proceeds from the sale of the purchased shares for working capital and general corporate purposes, and will accelerate ongoing clinical development, registration and potential commercialization of BOT/BAL.

By uniting Agenus’ pioneering research and development capabilities with Zydus’ worldwide manufacturing, commercialization and operational strength, this partnership sets the stage for a new era in cancer immunotherapy in India and beyond.

“With a trade agreement between the United States and India seemingly imminent, there is a renewed sense of confidence by trading partners in both countries in the future of Indian-American relations,” said Dr. Garo Armen, CEO of Agenus. “There is also a growing recognition by both countries of the need for the United States to ensure that biopharma supply chains are secure. We are working with Zydus to accelerate future clinical trials for BOT/BAL and eventually its global footprint in oncology therapeutics. This agreement is an expression of confidence in the future of Agenus and in the regulatory environment of the United States. The administration has created an environment that has brought these two trading partners together. The United States is the second largest trading partner with India. For these reasons and the strong collaborative spirit we feel with our new partners at Zydus, we decided to enter into this partnership now.”

“We are thrilled to be partnering with Agenus to advance BOT/BAL, which has the potential to benefit thousands of patients in our core markets of India and Sri Lanka annually and millions of solid tumor patients globally. We plan to run clinical trials testing BOT/BAL in both early-stage and late-stage disease, along with expansion beyond colorectal cancer to other major disease settings like triple negative breast cancer,” said Dr. Sharvil Patel, Managing Director at Zydus Lifesciences Ltd.

The transaction is subject to customary closing conditions and satisfactory due diligence. The parties aim to complete closing agreements within 60 days.

Conference Call and Webcast

Date/Time: Tuesday, June 3rd; 4:30 p.m. ET

To access dial-in numbers, please register at: https://registrations.events/direct/Q4I127881000000000.

Conference ID: 12788

Advisors

As part of this effort, Agenus was advised by Biotech Value Advisors (BVA), a strategic advisory firm, which provided guidance on transaction structure, partner selection and negotiations.

About Agenus

Exhibit 99.1

Agenus is a leading immuno-oncology company targeting cancer with a comprehensive pipeline of immunological agents. The company was founded in 1994 with a mission to expand patient populations benefiting from cancer immunotherapy through combination approaches, using a broad repertoire of antibody therapeutics, adoptive cell therapies (through MiNK Therapeutics) and adjuvants (through SaponiQx). Agenus has robust end-to-end development capabilities, across commercial and clinical cGMP manufacturing facilities, research and discovery, and a global clinical operations footprint. Agenus is headquartered in Lexington, MA. For more information, visit www.agenusbio.com or @agenus_bio. Information that may be important to investors will be routinely posted on our website and social media channels.

About Zydus Lifesciences

Zydus Lifesciences Ltd. with an overarching purpose of empowering people with freedom to live healthier and more fulfilled lives, is an innovative, global lifesciences company that discovers, develops, manufactures, and markets a broad range of healthcare therapies. The group employs over 27,000 people worldwide, including 1,400 scientists engaged in R&D, and is driven by its mission to unlock new possibilities in lifesciences through quality healthcare solutions that impact lives. The group aspires to transform lives through path-breaking discoveries. For more details visit www.zyduslife.com

About Botensilimab (BOT)

Botensilimab (BOT) is a human Fc enhanced CTLA-4 blocking antibody designed to boost both innate and adaptive anti-tumor immune responses. Its novel design leverages mechanisms of action to extend immunotherapy benefits to “cold” tumors which generally respond poorly to standard of care or are refractory to conventional PD-1/CTLA-4 therapies and investigational therapies. Botensilimab augments immune responses across a wide range of tumor types by priming and activating T cells, downregulating intratumoral regulatory T cells, activating myeloid cells and inducing long-term memory responses.

Approximately 1,200 patients have been treated with botensilimab and/or balstilimab in phase 1 and phase 2 clinical trials. Botensilimab alone, or in combination with Agenus’ investigational PD-1 antibody, balstilimab, has shown clinical responses across nine metastatic, late-line cancers. For more information about botensilimab trials, visit www.clinicaltrials.gov.

About Balstilimab (BAL)

Balstilimab is a novel, fully human monoclonal immunoglobulin G4 (IgG4) designed to block PD-1 (programmed cell death protein 1) from interacting with its ligands PD-L1 and

Exhibit 99.1

PD-L2. It has been evaluated in >900 patients to date and has demonstrated clinical activity and a favorable tolerability profile in several tumor types.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding its botensilimab and balstilimab programs, expected regulatory timelines and filings, and any other statements containing the words "may," "believes," "expects," "anticipates," "hopes," "intends," "plans," "forecasts," "estimates," "will," “establish,” “potential,” “superiority,” “best in class,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent Annual Report on Form 10-K for 2024, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

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Source: Agenus Inc.